Exhibit 99.1

Golub Capital BDC, Inc. Schedules Release of
Fiscal Year 2025 First Quarter Results

NEW YORK, NY, January 6, 2025 - Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC, www.golubcapitalbdc.com), announced today that it will report its financial results for the quarter ended December 31, 2024 on Tuesday, February 4, 2025 after the close of the financial markets.

Golub Capital BDC, Inc. will host an earnings conference call at 10:00 a.m. (Eastern Time) on Wednesday, February 5, 2025 to discuss its quarterly financial results.

All interested parties may participate in the conference call by dialing (888) 330-3529 approximately 10-15 minutes prior to the call; international callers should dial (646) 960-0656. Participants should reference Golub Capital BDC, Inc. when prompted. An archived replay of the call will be available shortly after the call until 11:59 p.m. (Eastern Time) on February 12, 2025. To hear the replay, please dial (800) 770-2030. International dialers, please dial (609) 800-9909. For all replays, please reference program ID number 5111111.

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“GBDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. GBDC invests primarily in one stop and other senior secured loans to middle market companies that are often sponsored by private equity investors. GBDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital LLC group of companies (“Golub Capital”).

ABOUT GOLUB CAPITAL

Golub Capital is a market-leading, award-winning direct lender and experienced private credit manager. The firm specializes in delivering reliable, creative and compelling financing solutions to companies backed by private equity sponsors. Golub Capital’s sponsor finance expertise also forms the foundation of its Broadly Syndicated Loan and Credit Opportunities investment programs. Golub Capital nurtures long-term, win-win partnerships that inspire repeat business from private equity sponsors and investors.

As of October 1, 2024, Golub Capital had over 1,000 employees and over $70 billion of capital under management, a gross measure of invested capital including leverage. The firm has offices in North America, Europe and Asia. For more information, please visit golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:
Christopher Ericson
312-212-4036
cericson@golubcapital.com
Source: Golub Capital BDC, Inc.